                                                                  Exhibit (d)(2)

                     STOCKHOLDER TENDER AND VOTING AGREEMENT


                                      Among


                                REUTERS GROUP PLC


                         PROTON ACQUISITION CORPORATION


                                       and


              THE INDIVIDUALS LISTED ON THE SIGNATURE PAGES HEREOF


                          Dated as of February 17, 2003

                                TABLE OF CONTENTS

                                    ARTICLE I

                      TENDER OF SHARES; VOTING; EXPIRATION

Section 1.1   Tender of Shares...........................................    1
Section 1.2   Voting.....................................................    2
Section 1.3   Proxy......................................................    2
Section 1.4   Expiration.................................................    2

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

Section 2.1   Valid Title................................................    2
Section 2.2   Authority; Noncontravention................................    2
Section 2.3   Total Shares...............................................    3
Section 2.4   Finder's Fees..............................................    3


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Section 3.1   Corporate Power and Authority..............................    3

                                   ARTICLE IV

                          COVENANTS OF THE STOCKHOLDER

Section 4.1   Covenants of the Stockholder...............................    4
Section 4.2   Further Assurances.........................................    4

                                    ARTICLE V

                                  MISCELLANEOUS

Section 5.1   Expenses...................................................   5
Section 5.2   Specific Performance.......................................   5
Section 5.3   Notices....................................................   5
Section 5.4   Amendments.................................................   6
Section 5.5   Assignment.................................................   6
Section 5.6   Governing Law..............................................   6
Section 5.7   Counterparts...............................................   6

Section 5.8   Interpretation.............................................   7
Section 5.9   Stop Transfer Restriction..................................   7
Section 5.10  Entire Agreement; No Third Party Beneficiaries.............   7
Section 5.11  Stockholder Capacity.......................................   7
Section 5.12  Validity...................................................   7
Section 5.13  Nonsurvival of Representations and Warranties..............   8
Section 5.14  Jurisdiction...............................................   8

                     STOCKHOLDER TENDER AND VOTING AGREEMENT

            STOCKHOLDER TENDER AND VOTING AGREEMENT dated as of February 17, 2003 (as the same may be amended from time to time, this "Agreement") among Reuters Group PLC, a public limited company organized under the laws of England and Wales ("Parent"), Proton Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Purchaser"), and each individual listed on the signature pages of this Agreement (each, a "Stockholder" and collectively, the "Stockholders"), each a beneficial owner of Company Common Stock of Multex.com, Inc., a Delaware corporation (the "Company").

            WHEREAS, in order to induce Parent and Purchaser to enter into the Agreement and Plan of Merger dated as of the date hereof with the Company (the "Merger Agreement"), Parent and Purchaser have requested that each Stockholder, and each Stockholder has agreed, to enter into this Agreement;

            WHEREAS, each Stockholder, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with this Agreement; and

            WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

            NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                      TENDER OF SHARES; VOTING; EXPIRATION

            Section 1.1 Tender of Shares. Promptly, but in any event no later than fifteen (15) business days following the commencement of the Offer, each Stockholder shall tender (or cause the relevant record holder(s) to tender) in the Offer, and, to the extent consistent with applicable law, not withdraw or cause to be withdrawn, any or all shares of Company Common Stock currently beneficially owned by that Stockholder and any additional shares of Company Common Stock with respect to which that Stockholder becomes the beneficial owner (including, without limitation, whether by purchase, by the exercise of Options or otherwise) after the date of this Agreement (collectively, but excluding any shares that are disposed of in compliance with Section 4.1(a), the "Subject Shares"), provided, however that (i) the Stockholder shall not be required for purposes of this Agreement to exercise any unexercised Options held by that Stockholder; and (ii) a Stockholder shall not have any obligation under this
Section 1.1 to tender his Subject Shares into the Offer if that tender would cause him to incur liability under Section 16(b) of the Exchange Act.

            Section 1.2 Voting. If his Subject Shares have not been previously accepted for payment and paid for by Purchaser pursuant to the Offer, then each Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, or in any written consent in lieu thereof, he shall, or shall cause the record holder(s) of his Subject Shares, to vote his Subject Shares (i) in favor of the Merger and (ii) against any action or agreement that would impede, interfere with, delay, postpone, discourage or adversely affect the Merger or the Offer, including, but not limited to any agreement or arrangement related to a Takeover Proposal.

            Section 1.3 Proxy. Each Stockholder hereby grants to Purchaser, and to each officer of the Parent, a proxy to vote his Subject Shares as indicated in Section 1.2. Each Stockholder intends this proxy to be, and this proxy is, irrevocable and coupled with an interest and each Stockholder will immediately take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by him with respect to his Subject Shares.

            Section 1.4 Expiration. This Agreement and the rights and obligations of the respective parties hereto under this Agreement shall terminate, and be of no further force or effect, on the earliest to occur of (A) the Effective Time, (B) the termination of this Agreement by written notice from the Parent to the Stockholder and (C) the termination of the Merger Agreement in accordance with its terms; provided that Sections 5.1, 5.3, 5.6, 5.8, 5.10, 5.11, 5.12, 5.13 and 5.14 shall survive any such termination.

                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

            Each Stockholder represents and warrants to Parent and Purchaser as to himself, severally and not jointly, as follows:

            Section 2.1 Valid Title. He is the sole, true, lawful and beneficial owner of his Subject Shares with no restrictions on his rights of disposition pertaining thereto, except for any applicable restrictions on transfer under the Securities Act.

            Section 2.2 Authority; Non-Contravention. He has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by him and the consummation by him of the transactions contemplated by this Agreement have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person). This Agreement has been duly executed and delivered by that Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable against him in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights and to general principles of equity. The execution and delivery of this Agreement by that Stockholder does not, and the consummation of the transactions contemplated of him by this Agreement and compliance by him with the provisions of this Agreement will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of his properties or assets under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding on the Stockholder. No consent, approval, order or authorization of, or registration, declaration or filing with or exemption by any Governmental Entity is required by or with respect to him in connection with his execution and delivery of this Agreement or the consummation by him of the transactions contemplated by this Agreement, except for applicable requirements, if any, under the Exchange Act and the rules and regulations thereunder.

            Section 2.3 Total Shares. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the number of shares of Company Common Stock set forth on the signature page hereto opposite the name of that Stockholder are the only shares of Company Common Stock beneficially owned by him, on the date of this Agreement. Other than the Subject Shares set forth on the signature page and on
Schedule 2.3, he does not own any shares or options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company.

            Section 2.4 Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from Parent, Purchaser, the Company or any of their respective affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder, other than Bear, Stearns & Co., Inc. whose fees and expenses will be paid by the Company.

            Section 2.5 Proxy. None of the Subject Shares are subject to any voting agreement or proxy on the date of this Agreement, except pursuant to this Agreement.

                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND PURCHASER

            Parent and Purchaser represent and warrant to each Stockholder that:

            Section 3.1 Corporate Power and Authority. Parent and Purchaser each have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Parent and Purchaser. This Agreement has been duly executed and delivered by each of Parent and Purchaser and constitutes a valid and binding obligation of each of Parent and Purchaser, respectively, enforceable against each of them in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights and to general principles of equity.

                                   ARTICLE IV
                          COVENANTS OF THE STOCKHOLDER

            Section 4.1 Covenants of the Stockholder. Each Stockholder agrees as to himself, severally and not jointly, as follows:

            (a) Except as contemplated by the terms of this Agreement, he shall not:

                        (i) sell, transfer, pledge, assign or otherwise dispose
            of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, his Subject Shares to any person, other than Purchaser or Purchaser's designee; provided, however, that (A) the restrictions contained in this Section 4.1(a)(i) shall terminate on May 17, 2003 with respect to each Stockholder (except Isaak Karaev) and (B) three months prior to the expiration of any Option in accordance with its terms, the Stockholder who is the holder of that Option may sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any Subject Shares in connection with the exercise (cashless or otherwise) of that Option in an amount that is sufficient to satisfy the payment of any transaction costs and any tax liability incurred by the Stockholder in connection with such exercise. Any attempted transfer or other disposition in violation of this Section 4.1(a)(i) shall be null and void;

                        (ii) enter into, or otherwise subject his Subject Shares
            to, any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to his Subject Shares; or

                        (iii) take any other action that would in any way
            restrict, limit or interfere with the performance of his obligations hereunder or the transactions contemplated to be performed by him hereunder.

            (b) He hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal or rights to dissent in connection with the Merger that he may have with respect to his Subject Shares.

            Section 4.2 Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent or Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote his Subject Shares as contemplated by Section 1.3. Parent and Purchaser jointly and severally agree to use reasonable best efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement.

                                    ARTICLE V
                                  MISCELLANEOUS

            Section 5.1 Expenses. All costs and expenses incurred by any party in connection with this Agreement shall be paid by the party incurring such cost or expense.

            Section 5.2 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

            Section 5.3 Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as is specified by like notice):

            (a) if to Purchaser or Parent to:

                  Proton Acquisition Corporation
                  c/o Reuters America, Inc.
                  3 Times Square - 20th Floor
                  New York, New York 10036
                  United States of America
                  Attention: General Counsel
                  Telecopy No.: 646-223-4237

                  Reuters Group PLC
                  4th Floor
                  85 Fleet Street
                  London
                  United Kingdom
                  Attention: General Counsel
                  Telecopy No.: 011-44-207-542-5896

            with copies to:

                  Sullivan & Cromwell LLP
                  125 Broad Street
                  New York, New York 10004
                  Attention: John Evangelakos
                             Stephen M. Kotran
                  Telecopy No.: (212) 558-3588

            (b) if to any given Stockholder, to the relevant Stockholder at his address on the books of the Company.:

                  with copies to:

                  Davis, Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York 10017
                  Attention: Phillip Mills
                  Telecopy No.: (212) 450-3618

or to any other address or facsimile number as that party may hereafter specify for this purpose by notice to the other parties. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received before 5 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

            Section 5.4 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

            Section 5.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of each of the other parties and any such purported assignment without such prior written consent shall be null and void; provided, however, that Purchaser and Parent may assign this Agreement and any of their respective rights, interests and obligations hereunder to any of their respective direct or indirect Subsidiaries without such prior written consent, but no such assignment shall relieve either such party of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Each Stockholder agrees as to himself, severally and not jointly, that this Agreement and his obligations hereunder shall attach to his Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including each Stockholder's heirs, guardians, administrators or successors.

            Section 5.6 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE, EXECUTED, DELIVERED AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW, EXCEPT AS OTHERWISE REQUIRED BY THE DGCL.

            Section 5.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

            Section 5.8 Interpretation. When a reference is made in this Agreement to a Section, such reference will be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they will be deemed to be followed by the words "without limitation". References to the "Company" include the Subsidiaries of the Company unless the context clearly requires otherwise. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, will be deemed to refer to February 17, 2003. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act; provided that in no event will Parent or Purchaser, on the one hand, or the Company or any of its Subsidiaries, on the other, be considered an affiliate of the other such party(ies).

            Section 5.9 Stop Transfer Restriction. In furtherance of this Agreement, each Stockholder shall and hereby does authorize Purchaser's counsel to notify the Company's transfer agent that there is a stop transfer restriction with respect to all of his Subject Shares (and that this Agreement places limits on the voting and transfer of his shares); provided, however, that (a) each such notification to the Company's transfer agent in accordance with this Section 5.9 shall provide that the relevant stop transfer restriction shall not limit the exercise by that Stockholder of his Options, or the transfer of his Subject Shares in compliance with Section 4.1, and (b) any such stop transfer restrictions shall, with respect to each Stockholder (except Isaak Karaev), terminate and be of no further force or effect on and after May 17, 2003.

            Section 5.10 Entire Agreement; No Third Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

            Section 5.11 Stockholder Capacity. By executing and delivering this Agreement, each Stockholder makes no agreement or understanding herein in his capacity or actions as a director, officer or employee of the Company or any subsidiary of the Company. Each Stockholder is signing and entering into this Agreement solely in his capacity as the beneficial owner of his Subject Shares, and nothing herein shall limit or affect in any way any actions that may be hereafter taken by him in his capacity as an employee, officer or director of the Company or any Subsidiary of the Company.

            Section 5.12 Validity. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provisions hereof, which will remain in full force and effect. Upon any determination that any term or other provision is invalid or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

            Section 5.13 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time or any termination of this Agreement. This Section 5.13 shall not limit any covenant or agreement of a party that by its terms expressly contemplates performance after the Effective Time.

            Section 5.14 Jurisdiction. Each of Parent, Purchaser and each Stockholder as to himself hereby expressly and irrevocably submits to the non-exclusive personal jurisdiction of the United States District Court for the District of Delaware and to the jurisdiction of any other competent court of the State of Delaware (collectively, the "Delaware Courts"), preserving, however, all rights of removal to such federal court under 28 U.S.C. Section 1441, in connection with all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby and agrees not to commence any litigation relating thereto except in such courts. Each such party hereby waives the right to any other jurisdiction or venue for any litigation arising out of or in connection with this Agreement or the transactions contemplated hereby to which any of them may be entitled by reason of its present or future domicile. Notwithstanding the foregoing, each such party agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Delaware Courts in any other court or jurisdiction.

                  [Remainder of page intentionally left blank.]

            IN WITNESS WHEREOF, Parent, Purchaser and each Stockholder have caused this Agreement to be signed, in the case of Parent and Purchaser, by their respective officers thereunto duly authorized, as of the date first written above.

                                         REUTERS GROUP PLC

                                         By: /s/ Christopher Ahearn
                                             -------------------------------
                                             Name:  CHRISTOPHER AHEARN
                                             Title: ATTORNEY-IN-FACT



                                         PROTON ACQUISITION CORPORATION


                                         By: /s/ Christopher Ahearn
                                             -------------------------------
                                             Name:  CHRISTOPHER AHEARN
                                             Title: PRESIDENT

       Class of Stock              Shares Owned
       --------------              ------------
        Common Stock                  950,771          ISAAK KARAEV

                                                       By:      /s/  I. Karaev
                                                            ------------------

       Class of Stock              Shares Owned
       --------------              ------------
        Common Stock                  183,829          JOHN J. MAHONEY

                                                       By:      /s/  John J. Mahoney
                                                            ------------------------
                                                               Name: John J. Mahoney
                                                               Title: CTO-SVP Multex.com, Inc.

       Class of Stock              Shares Owned
       --------------              ------------
        Common Stock                  31,804           MIKHAIL AKSELROD

                                                       By:      /s/  Mikhail Akselrod
                                                               -------------------------------
                                                               Name: Mikhail Akselrod
                                                               Title: SVP, Product Development

       Class of Stock              Shares Owned
       --------------              ------------
        Common Stock                  18,445           GREGG B. AMONETTE

                                                       By:      /s/  Gregg B. Amonette
                                                            --------------------------
                                                               Name: Gregg B. Amonette
                                                               Title: EVP, Corporate Development

       Class of Stock              Shares Owned
       --------------              ------------
           Common                     11,002           CHRISTOPHER F. FEENEY

                                                       By:      /s/  Christopher F. Feeney
                                                            ------------------------------

       Class of Stock              Shares Owned
       --------------              ------------
           Common                      9,083           JEFFREY S. GEISENHEIMER

                                                       By:      /s/  Jeffrey S. Geisenheimer
                                                            --------------------------------

       Class of Stock              Shares Owned
       --------------              ------------
  Restricted Common Stock              4,974           ROBERT SKEA

                                                       By:      /s/  Robert Skea
                                                               ------------------